As filed with the Securities and Exchange Commission on May  30, 2013 .

Registration No. 333-188110

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ABRAXAS PETROLEUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

For Co-Registrants, see “Table of Co-Registrants.”

Robert L. G. Watson
President and Chief Executive Officer
Abraxas Petroleum Corporation
18803 Meisner Drive	18803 Meisner Drive
San Antonio, Texas 78258	San Antonio, Texas 78258
(210) 490-4788	(210) 490-4788
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven R. Jacobs
Jackson Walker L.L.P.
112 E. Pecan Street, Suite 2400
San Antonio, Texas 78205
(210) 978-7700

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

____________________

CALCULATION OF REGISTRATION FEE(1)

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Debt Securities (2)
Common Stock, par value $.01 per share (3)
Preferred Stock, par value $.01 per share (3)(4)(5)(6)
Depositary Shares (3) (5)
Warrants (3) (6)
Guarantees (7)
Subscription Rights (8)
Units (2)(3)(4)(5)(6)(7)(8)
Total	$200,000,000(1)(3)	100%	$200,000,000(1) (3)	$27,280 (9)
_____________________

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). An indeterminate amount of common stock, preferred stock, depository shares, debt securities, guarantees of debt securities, warrants, subscription rights and units (the foregoing, collectively, the “ Offered Securities”) are being registered as may from to time be issued at indeterminate prices (including any preferred stock or debt securities that may be issued upon conversion of, or in exchange for, common stock, preferred stock or debt securities registered hereunder or upon exercise of warrants or subscription rights registered hereunder, as the case may be).  In no event will the aggregate initial offering price of all of the Offered Securities issued from time to time pursuant to this registration statement exceed $200,000,000.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder.

(2)
There are being registered hereunder an indeterminate principal amount of debt securities that may be sold from time to time.  If any debt securities are being issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $200,000,000, less the dollar amount of any securities previously issued hereunder.

(3)
There are being registered hereunder an indeterminate amount of the Offered Securities as may be issued upon exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to, any Offered Securities that provide for that issuance or adjustment. Also includes an indeterminate amount of the Offered Securities that may be issued in units. Separate consideration may or may not be received for any of these Offered Securities. Each share of common stock also includes one preferred stock purchase right as described under “Description of Capital Stock.” No separate consideration will be received for such preferred stock purchase rights.

(4)	There are being registered hereunder an indeterminate number of shares of preferred stock as may be sold from time to time by Abraxas.

(5)
There are being registered hereunder an indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. Depositary shares will represent fractional interests in the shares of preferred stock registered hereby. In the event Abraxas elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests, and the shares of preferred stock will be issued to the depositary under the deposit agreement.

(6)
There are being registered hereunder an indeterminate amount and number of warrants, representing rights to purchase preferred stock, common stock, debt securities and other securities registered hereby or equity securities issued by an unaffiliated corporation or other entity and held by one or more of the registrants.  There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock, debt securities and other securities that are being registered hereunder issuable upon exercise of the warrants.

(7)
Guarantees may be provided by subsidiaries of Abraxas of the payment of the principal and interest on the debt securities.  No additional consideration will be received for the guarantees and, pursuant to Rule 457(n), no additional fee is required.

(8)
There are being registered hereunder an indeterminate amount and number of  subscription rights, representing rights to purchase common stock, preferred stock, debt securities and other securities registered hereunder.  There are also being registered hereunder an indeterminate number of shares of common stock, preferred stock, debt securities and other securities that are being registered hereunder issuable upon exercise of the subscription rights to purchase such Offered Securities.

(9)
Pursuant to Rule 457(p), $8,370 previously paid in connection with the registration of securities to be sold on Form S-3 initially filed December 16, 2009 (Reg. No. 333-163763) by Abraxas Petroleum Corporation is offset against the filing fee.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Each of the following subsidiaries, and any other subsidiary of Abraxas Petroleum Corporation that becomes a guarantor of certain of the securities registered hereby, is hereby deemed to be a registrant.

Exact Name as Specified in their Charters	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Abraxas Properties Incorporated	Texas	74-2368968
Sandia Operating Corp.	Texas	74-2468708
Raven Drilling, LLC	Texas	45-2638454

The address and telephone number of the principal executive offices of Abraxas Properties Incorporated, Sandia Operating Corp. and Raven Drilling, LLC  is 18803 Meisner Drive, San Antonio, TX  78258, (210) 490-4788  and the agent for service at such address is Robert L.G. Watson.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION DATED MAY  30, 2013

ABRAXAS PETROLEUM CORPORATION

$200,000,000
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Guarantees
Subscription Rights
Units

We may offer, from time to time, in one or more series:

•	unsecured senior debt securities;

•	secured senior debt securities;

•	unsecured subordinated debt securities;

•	secured subordinated debt securities;

•	shares of common stock;

•	shares of preferred stock;

•	shares of preferred stock that may be represented by depositary shares;

•	warrants to purchase debt securities, common stock, preferred stock or other securities;

•	subscription rights to purchase debt securities, common stock, preferred stock or other securities; and

•	units to purchase one or more of these classes of securities.

The securities:

•	will have a maximum aggregate offering price of $200,000,000;

•	will be offered at prices and on terms to be set forth in an accompanying prospectus supplement;

•	may be offered separately or together, or in separate series;

•	may be convertible into or exchangeable for other securities;

•	may be guaranteed by certain of our subsidiaries; and

•	may be listed on a national securities exchange, if specified in an accompanying prospectus supplement.

Our common stock is listed on The NASDAQ Stock Market under the symbol “AXAS.”

We will provide the specific terms of the securities in supplements to this prospectus.  This prospectus may be used to offer and sell securities only if it is accompanied by a prospectus supplement.

YOU SHOULD READ THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU INVEST, INCLUDING THE RISK FACTORS WHICH BEGIN ON PAGE 2 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is dated _____________, 2013

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	ii

WHERE YOU CAN FIND MORE INFORMATION	ii

FORWARD-LOOKING INFORMATION	iii

ABOUT ABRAXAS	1

RISK FACTORS	2

USE OF PROCEEDS	2

DILUTION	2

RATIO OF EARNINGS TO FIXED CHARGES	2

DESCRIPTION OF DEBT SECURITIES	3

DESCRIPTION OF CAPITAL STOCK	11

DESCRIPTION OF WARRANTS	18

DESCRIPTION OF DEPOSITARY SHARES	19

DESCRIPTION OF SUBSCRIPTION RIGHTS	21

DESCRIPTION OF UNITS	21

PLAN OF DISTRIBUTION	22

LEGAL MATTERS	24

EXPERTS	25

GLOSSARY OF TERMS	25

  i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process.  Under this shelf process, we may sell different types of the securities described in this prospectus in one or more offerings up to a total offering amount of $200,000,000.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference.  We have not authorized anyone to provide you with different information.  You should assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document.

WHERE YOU CAN FIND MORE INFORMATION

Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov.  You may also read and copy any document we file at the SEC’s public reference rooms located at 100 F. Street, N.E., Washington D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

Also, using our website, www.abraxaspetroleum.com, you can access electronic copies of documents we file with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K and any amendments to those reports.  Information on our website is not incorporated by reference in this prospectus.  Access to those electronic filings is available as soon as practical after filing with the SEC.  You may also request a copy of those filings, including exhibits, at no cost by writing or telephoning our principal executive office, which is:

18803 Meisner Drive
San Antonio, Texas 78258
Attn: Investor Relations
(210) 490-4788

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities offered hereby.  As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we filed with the SEC.  You may refer to the registration statement, exhibits and schedules for more information about us and such securities.  The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet website at www.sec.gov.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents.  The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.  The following documents that we have filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Commission on March 18, 2013;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the Commission on May 10, 2013;

•	Our Current Reports on Form 8-K filed with the Commission on April 4, 2013 and May 15, 2013;

•
The description of our common stock contained in our Registration Statement on Form 8-A, filed on July 24, 2008, including any amendments or reports filed for the purpose of updating such description; and

•
The description of our preferred purchase rights contained in our Registration Statement on Form 8-A, filed on March 17, 2010, including any amendments or reports filed for the purpose of updating such description.

Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the Commission in accordance with Commission rules and regulations is not incorporated into this Registration Statement and does not constitute a part hereof.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) subsequent to the date of this filing and prior to the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

ii

FORWARD-LOOKING INFORMATION

We make forward-looking statements throughout this prospectus and the documents included or incorporated by reference in this prospectus.  Whenever you read a statement that is not simply a statement of historical fact (such as statements including words like “believe,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “could,” “potentially” or similar expressions), you must remember that these are forward-looking statements, and that our expectations may not be correct, even though we believe they are reasonable.  The forward-looking information contained in this prospectus or in the documents included or incorporated by reference in this prospectus is generally located in the material set forth under the headings “About Abraxas,” “Risk Factors,” “Business,” “Properties,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” but may be found in other locations as well.  These forward-looking statements generally relate to our plans and objectives for future operations and are based upon our management’s reasonable estimates of future results or trends.  The factors that may affect our expectations regarding our operations include, among others, the following:

•	our success in development, exploitation and exploration activities;

•	our ability to make planned capital expenditures;

•	declines in our production of oil and gas;

•	prices for oil and gas;

•	our ability to raise equity capital or incur additional indebtedness;

•	political and economic conditions in oil producing countries, especially those in the Middle East;

•	price and availability of alternative fuels;

•	our restrictive debt covenants;

•	our acquisition and divestiture activities;

•	weather conditions and events;

•	the proximity, capacity, cost and availability of pipelines and other transportation facilities;

•	results of our hedging activities; and

•	other factors discussed elsewhere in this prospectus and the documents incorporated by reference in this prospectus.

Except as otherwise required by law, we disclaim any duty to update any forward-looking statements, all of which are qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.  See also “Where You Can Find More Information.”

iii

ABOUT ABRAXAS

This summary highlights selected information from this prospectus, but does not contain all information that may be important to you.  This prospectus includes specific terms of this offering and information about our business and financial data.  To understand all of the terms of this offering and for a more complete understanding of our business, you should carefully read this entire prospectus, our annual report on Form 10-K for the year ended December 31, 2012 and our quarterly report on Form 10-Q for the quarter ended March 31, 2013 including the consolidated financial statements and the notes to those financial statements included in such reports, which are incorporated by reference herein.  The terms “Abraxas,” “we,” “us,” “our,” or the “Company,” refer to Abraxas Petroleum Corporation, together with its consolidated subsidiaries.  We have provided definitions for some of the oil and gas industry terms used in this prospectus in the section entitled “Glossary of Terms.”

We are an independent energy company primarily engaged in the development and production of oil and gas. Historically, we have grown through the acquisition and subsequent development and exploitation of producing properties, principally through the redevelopment of old fields utilizing new technologies such as modern log analysis and reservoir modeling techniques as well as 3-D seismic surveys, horizontal drilling and modern completion techniques. As a result of these activities, we believe that we have a number of development opportunities on our properties. In addition, we intend to expand upon our development activities with complementary exploration projects in our core areas of operation. Success in our development and exploration activities is critical in the maintenance and growth of our current production levels and associated reserves.

Abraxas was originally incorporated in Texas in 1977 and re-incorporated in Nevada in 1990 when it became a public company.  Our common stock is listed on The NASDAQ Stock Market under the symbol “AXAS.”  Our principal office is located at 18803 Meisner Drive, San Antonio, Texas 78258, and our telephone number is (210) 490-4788.  Information contained on our website, www.abraxaspetroleum.com, is not part of this prospectus.

RISK FACTORS

 An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K and, if applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and any prospectus supplement will be used for general corporate purposes.  General corporate purposes may include any of the following:

•	repaying debt;

•	providing working capital;

•	funding capital expenditures; or

•	paying for possible acquisitions or the expansion of our business.

We may temporarily invest the net proceeds we receive from any offering of securities or use the net proceeds to repay short-term debt until we can use them for their stated purposes.

DILUTION

Our net tangible book value at December 31, 2012 was $0.50 per share of common stock.  Net tangible book value per share of common stock is determined by dividing our tangible net worth, which is tangible assets less liabilities, by the total number of shares of our common stock outstanding.  If we offer shares of our common stock, purchasers of our common stock in that offering may experience immediate dilution in net tangible book value per share.  The prospectus supplement relating to an offering of shares of our common stock will set forth the information regarding any dilutive effect of that offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated.  You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Year Ended December 31,
	2008	2009	2010	2011	2012
Ratio of earnings to fixed charges
	*	*	1.15x	3.05x	*

*  Earnings inadequate to cover fixed charges.

Earnings consist of income (loss) from continuing operations before income taxes plus fixed charges.  Fixed charges consist of interest expense and amortization of deferred financing fees.  Our earnings were inadequate to cover fixed charges in 2008, 2009 and 2012 by $52.4 million, $17.5 million and $18.5 million respectively.  In 2010 and 2011 we had earnings before fixed charges of $13.3 million and $20.3 million, respectively, and fixed charges of $11.6 million and $6.7 million, respectively, resulting in a ratio of earnings to fixed charges of 1.15x and 3.05x, respectively.

DESCRIPTION OF DEBT SECURITIES

The following description of debt securities sets forth certain general terms and provisions of the debt securities to which this prospectus and any prospectus supplement may relate.  The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in a prospectus supplement relating to that series.  The debt securities will be issued under one or more separate indentures between us and a trustee to be named in the prospectus supplement.  Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture.  Together the senior indenture and the subordinated indenture are called the indentures.

Because we have included only a summary of the indenture terms, you must read the indentures in full to understand every detail of the terms of the debt securities.  The summary is not complete.  The forms of the indentures have been filed as exhibits to the registration statement to which this prospectus relates and you should read the indentures for provisions that may be important to you.

As used in this section of the prospectus and under the caption “Description of Capital Stock,” the terms “we,” “our” and “us” mean Abraxas Petroleum Corporation only, and not its subsidiaries.

General

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our direct, unsecured obligations.  The senior debt securities will rank equally with all of our other senior and unsubordinated debt.  The subordinated debt securities will have a junior position to certain of our debt, as described in the subordinated securities themselves or under the supplemental indenture under which they are issued.

We conduct some of our operations through our subsidiaries.  To the extent of such operations, holders of debt securities will have a position junior to the prior claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preferred stockholders, except to the extent that we may ourself be a creditor with recognized and unsubordinated claims against any subsidiary.

If specified in the prospectus supplement, the debt securities will be general obligations of our subsidiaries that execute subsidiary guarantees.  Unless otherwise specified in the prospectus supplement, such subsidiary guarantees will be unsecured obligations.  See “– Subsidiary Guarantees.”

A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering.  These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit upon the total principal amount of the debt securities;

•	the dates on which the principal and premium (if any) of the debt securities will be payable;

•	the interest rate or rates, or the method of determination thereof, that the debt securities will bear and the interest payment dates for the debt securities;

•	places where payments of the principal, premium, if any, and interest may be made on the debt securities;

•	any optional redemption periods;

•	any subordination and the terms thereof;

•	any sinking fund, amortization or other provisions that would obligate us to redeem, repurchase or repay some or all of the debt securities;

•
if other than US dollars, the currency or currencies, or the form of other securities or property in which principal of (and premium, if any) and/or interest on the debt securities will or may be payable;

•	any index or other method used to determine the amount of payment of principal of (and premium, if any) and/or interest on the debt securities;

•	whether any portion of the principal amount of such debt securities is payable upon declaration of the acceleration of the maturity thereof;

•	any additional means of satisfaction or discharge of the debt securities;

•	whether our subsidiaries will provide guarantees of the debt securities, and the terms of any subordination of such guarantee;

•	whether the debt securities will be secured or unsecured;

•	any deletions, modifications, or additions to the events of default or covenants pertaining to the debt securities or made for the benefit of the holders thereof;

•	whether the debt securities will be convertible or exchangeable and, if so, the provisions regarding convertibility or exchangeability of the debt securities;

•	whether the debt securities will be subject to certain optional interest rate reset provisions;

•	whether the debt securities will be issued as a global debt security and, in that case, the identity of the depository for the debt securities; and

•	any other terms of the debt securities.

Neither of the indentures limits the amount of debt securities that may be issued.  Each indenture allows debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt securities of a series may be issued in registered, bearer, coupon or global form.

The prospectus supplement for each series of debt securities will state whether the debt securities will be issued in registered form and whether the debt securities will be in denominations other than $1,000 each or multiples thereof.

Original Issue Discount

One or more series of debt securities offered by this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates.  The federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement.

Subsidiary Guarantees

Our payment obligations under any series of the debt securities may be jointly and severally guaranteed by one or more of our subsidiaries.  If a series of debt securities is so guaranteed by any of our subsidiaries, such subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee.  The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries. We will file any supplemental indenture or notation of guarantee relating to any guarantees with the Securities and Exchange Commission, and incorporate them by reference as an exhibit to, or incorporated by reference in,  the registration statement of which this prospectus is a part on or before the time such subsidiaries execute a supplemental indenture or notation of guarantee.

The obligations of each subsidiary under its subsidiary guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other subsidiary guarantor in respect to its obligations under its subsidiary guarantee.

Each indenture may restrict consolidations or mergers with or into a subsidiary guarantor or provide for the release of a subsidiary from a subsidiary guarantee, as set forth in a related prospectus supplement, the applicable indenture, and any applicable related supplemental indenture.

If a series of debt securities is guaranteed by our subsidiaries and is designated as subordinate to our senior debt, then the guarantee by those subsidiaries will be subordinated to their senior debt and will be subordinated to any guarantees by those subsidiaries of our senior debt.  See “– Subordination.”

Subordination

Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of any debt specified in the applicable prospectus supplement and supplemental indenture as being senior to the subordinated debt.

Consolidation, Merger or Sale

The indentures generally permit a consolidation or merger between us and another entity.  They also permit the sale by us of all or substantially all of our property and assets.  If this happens, the remaining or acquiring entity shall assume all of our responsibilities and liabilities under the indentures, including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.  However, we will consolidate or merge with or into any other entity or sell all or substantially all of our assets only according to the terms and conditions of the indentures.  The remaining or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures.  Thereafter, the successor entity may exercise our rights and powers under any indenture, in our name or in its own name.  Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor entity.  If we sell all or substantially all of our assets, upon compliance with these provisions, we shall be released from all of our liabilities and obligations under any indenture and under the debt securities.

Modification of Indentures

Under each indenture our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification.  No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. Certain of our rights and obligations not having an adverse effect on the rights of the holders may be modified without the consent of the holders of the debt securities.

Events of Default

Each of the indentures defines an event of default with respect to debt securities of any series as any of the following events:

•	failure to pay interest on any debt security for 30 days after it is due;

•	failure to pay the principal of or premium, if any, on any debt security when due;

•	failure to deposit any sinking fund payment for 30 days after it is due;

•	failure to perform any other covenant in the indenture that continues for 60 days after being given written notice;

•	certain events of bankruptcy, insolvency or reorganization; or

•	any other event of default included in any indenture or supplemental indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture.  The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately.  If an event of default occurs and is continuing with respect to all series of debt securities as a result of a failure to perform a covenant applicable to all securities or because of bankruptcy, insolvency or reorganization, the trustee or the holders of at least 25% in aggregate principal amount of all of the debt securities may declare the entire principal of all the debt securities to be due and payable immediately.  If either of these events occurs, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series (or of the debt securities of all series, as the case may be) can void the declaration.  There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity.  If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Covenants

Under the indentures, we will:

•	pay the principal of, and interest and any premium on, the debt securities when due;

•	maintain a place of payment;

•	maintain our corporate existence;

•	deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indentures; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Equal and Ratable Securitization

Neither we nor any restricted subsidiary may secure senior debt securities of any series unless the debt securities of every other series of senior debt securities are also equally and ratably secured.  The subordinated securities have no such restrictive covenant.

Payment and Transfer

Principal, interest and any premium on fully registered securities will be paid at designated places.  Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement.  Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes without the payment of any service charge except for any tax or governmental charge.

Global Securities

Certain series of the debt securities may be issued as permanent global debt securities to be deposited with a depositary with respect to that series.  Unless otherwise indicated in the prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depositary Trust Company (“DTC”) acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC.  Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants.  In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security.  Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.  DTC has no knowledge of the actual beneficial owners of the debt securities.  Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction.  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global debt security.

Payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities.  We have been advised by DTC that upon receipt of any payment of principal of, or interest on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC.  Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Securities Exchange Act of 1934;

•	we determine in our discretion that the global debt security shall be exchangeable for definitive debt securities in registered form; or

•	a supplemental indenture shall so provide.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000).  The definitive debt securities will be registered by the registrar in the name or names instructed by DTC.  We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures.  No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee.  Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Securities Exchange Act of 1934.  DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.  DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.  Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.  The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Defeasance

We will be discharged from our obligations on the debt securities of any series at any time if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series.  If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

We must also obtain an opinion of counsel to the effect that as a result of the defeasance, holders of that series of debt securities will not recognize income, gain or loss for federal income tax purposes and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such defeasance had not occurred.

Meetings

Each indenture contains provisions describing how meetings of the holders of debt securities of a series may be convened.  A meeting may be called at any time by the trustee, and also, upon request, by us or the holders of at least 20% in principal amount of the outstanding debt securities of a series.  A notice of the meeting must always be given in the manner described under “Notices” below.  Generally speaking, except for any consent that must be given by all holders of a series as described under “Modification of Indentures” above, any resolution presented at a meeting of the holders of a series of debt securities may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series, unless the indenture allows the action to be voted upon to be taken with the approval of the holders of a different specific percentage of principal amount of outstanding debt securities of a series.  In that case, the holders of outstanding debt securities of at least the specified percentage must vote in favor of the action.  Any resolution passed or decision taken at any meeting of holders of debt securities of any series in accordance with the applicable indenture will be binding on all holders of debt securities of that series and any related coupons, unless, as discussed in “Modification of Indentures” above, the action is only effective against holders that have approved it.  The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding debt securities of a series.

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

Credit Facilities

Senior Secured Credit Facility

We have a senior secured credit facility with Société Générale, as administrative agent and issuing lender, and certain other lenders, which we refer to as the credit facility.  As of December 31, 2012, $113.0 million was outstanding under the credit facility.

The credit facility has a maximum commitment of $300.0 million and availability is subject to a borrowing base. As of December 31, 2012 we had a borrowing base of $150.0 million. In April 2013 this facility was increased to $155.0 million.  Unless redetermined otherwise based on new reserve and production information from the June 30, 2013 engineering report, the borrowing base would reduce to $145 million on October 1, 2013. Management and the bank group anticipate the facility will be redetermined in a timely manner post the Company providing its June 30, 2013 reserve report. The borrowing base is determined semi-annually by the lenders based upon our reserve reports, one of which must be prepared by our independent petroleum engineers and one of which may be prepared internally. The amount of the borrowing base is calculated by the lenders based upon their valuation of our Proved reserves securing the facility utilizing these reserve reports and their own internal decisions. In addition, the lenders, in their sole discretion, are able to make one additional borrowing base redetermination during any six-month period between scheduled redeterminations and we are able to request one redetermination during any six-month period between scheduled redeterminations.  The borrowing base will be automatically reduced in connection with any sales of producing properties with a market value of 5% or more of our then-current borrowing base and in connection with any hedge termination which could reduce the collateral value by 5% or more. Our borrowing base was increased to $155.0 million based upon our reserve report dated December 31, 2012. Our borrowing base can never exceed the $300.0 million maximum commitment amount.  Outstanding amounts under the credit facility bear interest at (a) the greater of (1) the reference rate announced from time to time by Société Générale, (2) the Federal Funds Rate plus 0.5%, and (3) a rate determined by Société Générale as the daily one-month LIBOR plus, in each case, (b) 1.25—2.25%, depending on the utilization of the borrowing base, or, if we elect LIBOR plus 2.25%—3.25%, depending on the utilization of the borrowing base. At December 31, 2012, the interest rate on the credit facility was 3.21% based on 1-month LIBOR borrowings and level of utilization.

Subject to earlier termination rights and events of default, the stated maturity date of the credit facility is June 30, 2015. Interest is payable quarterly on reference rate advances and not less than quarterly on LIBOR advances. We are permitted to terminate the credit facility and are able, from time to time, to permanently reduce the lenders’ aggregate commitment under the credit facility in compliance with certain notice and dollar increment requirements.

Each of our subsidiaries has guaranteed our obligations under the credit facility on a senior secured basis. Obligations under the credit facility are secured by a first priority perfected security interest, subject to certain permitted encumbrances, in all of our and our subsidiary guarantors’ material property and assets, other than Raven Drilling.

Under the credit facility, we are subject to customary covenants, including certain financial covenants and reporting requirements.  We are required to maintain a current ratio, as of the last day of each quarter of not less than 1.00 to 1.00 and an interest coverage ratio of not less than 2.50 to 1.00.  We are also required as of the last day of each quarter to maintain a total debt to EBITDAX ratio as of the last day of each quarter of not more than 4.00 to 1.00. The current ratio is defined as the ratio of consolidated current assets to consolidated current liabilities.  For the purposes of this calculation, current assets include the portion of the borrowing base which is undrawn but excludes any cash deposited with a counter-party to a hedging arrangement and any assets representing a valuation account arising from the application of ASC 815 and ASC 410-20 and current liabilities exclude the current portion of long-term debt and any liabilities representing a valuation account arising from the application of ASC 815 and ASC 410-20.  The interest coverage ratio is defined as the ratio of consolidated EBITDAX to consolidated interest expense for the four fiscal quarters ended on the calculation date. For the purposes of this calculation, EBITDAX is consolidated net income plus interest expense, oil and gas exploration expenses, income, franchise or margin taxes, depreciation, amortization, depletion and other non-cash charges including non-cash charges resulting from the application of ASC 718, ASC 815 and ASC 410-20 plus all realized net cash proceeds arising from the settlement or monetization of any hedge contracts minus all non-cash items of income which were included in determining consolidated net income, including all non-cash items resulting from the application of ASC 815 and ASC 410-20. Interest expense includes total interest, letter of credit fees and other fees and expenses incurred in connection with any debt. The total debt to EBITDAX ratio is defined as the ratio of total debt to consolidated EBITDAX for the four fiscal quarters ended on the calculation date.  For the purposes of this calculation, total debt is the outstanding principal amount of debt, excluding debt associated with the office building, Raven Drilling rig loan and obligations with respect to surety bonds and hedge arrangements.

At December 31, 2012, we were in compliance with all of our debt covenants.  As of December 31, 2012, the interest coverage ratio was 7.72 to 1.00, the total debt to EBITDAX ratio was 2.97 to 1.00, our current ratio was 1.19 to 1.00 and we had liquidity of $39.1 million of which 37.0 million was availability under the credit facility.

The credit facility contains a number of covenants that, among other things, restrict our ability to:

•	incur or guarantee additional indebtedness;

•	transfer or sell assets;

•	create liens on assets;

•	engage in transactions with affiliates other than on an “arm’s length” basis;

•	make any change in the principal nature of our business; and

•	permit a change of control.

The credit facility also contains customary events of default, including nonpayment of principal or interest, violations of covenants, cross default and cross acceleration to certain other indebtedness, bankruptcy and material judgments and liabilities.

Rig Loan Agreement

On September 19, 2011, Raven Drilling entered into a rig loan agreement with RBS Asset Finance, Inc. to finance the costs of purchasing and refurbishing an Oilwell 2000 hp diesel electric drilling rig (the “Collateral”). The rig loan agreement provided for interim borrowings payable to Raven Drilling until the final amount of the loan was determined.

On February 14, 2012, Raven Drilling finalized the note with respect to the rig loan agreement.  The principal amount of the note is $7.0 million and bears interest at 4.26%, which equates to the four-year interest swap rate plus 3.50% on the date of closing.  Interest only is due for the first 18-months of the note and thereafter, the note will amortize in full over the remaining life of the note.  Interest and principal, when required, is payable monthly.  Subject to earlier prepayment provisions and events of default, the stated maturity date of the note is February 14, 2017. As of December 31, 2012, $7.0 million was outstanding under the rig loan agreement.

The Company has guaranteed Raven Drilling’s obligations under the rig loan agreement and associated note.  Obligations under the rig loan agreement are secured by a first priority perfected security interest, subject to certain permitted encumbrances, in the Collateral.

Real Estate Lien Note

On May 9, 2008, we entered into an advancing line of credit in the amount of $5.4 million for the purchase and finish out of a building to serve as our corporate headquarters. This note was refinanced in November 2008.  The note bears interest at a fixed rate of 5.25% and is payable in monthly installments of principal and interest of $36,652 based on a twenty year amortization. The note matures in May 2015 at which time the outstanding balance becomes due. The note is secured by a first lien deed of trust on the property and improvements. As of December 31, 2012, $4.8 million was outstanding on the note.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We are currently authorized to issue up to 200,000,000 shares of common stock, par value $0.01 per share.

As of May 28, 2013, we had 92,798,792 shares of common stock outstanding and approximately 1,141 stockholders of record.

Holders of our common stock are entitled to cast one vote for each share held of record on all matters submitted to a vote of stockholders and are not entitled to cumulate votes for the election of directors.  Holders of our common stock do not have preemptive rights to subscribe for additional shares of common stock issued by us.

Holders of our common stock are entitled to receive dividends as may be declared by the board of directors out of funds legally available for that purpose.

Under the terms of our credit facility, we are prohibited from paying dividends on shares of our common stock.  In the event of liquidation, holders of our common stock are entitled to share pro rata in any distribution of our assets remaining after payment of liabilities, subject to the preferences and rights of the holders of any outstanding shares of preferred stock.  All of the outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Our articles of incorporation authorize the issuance of up to 1,000,000 shares of preferred stock, par value $0.01 per share, in one or more series.  The following description discusses the general terms of the preferred stock that we may issue. The description of preferred stock set forth below and the description of the terms of a particular series of preferred stock set forth in the applicable prospectus supplement are not complete and are qualified in their entirety by reference to our articles of incorporation and to the certificate of designation relating to that series of preferred stock. The certificate of designation for any series of preferred stock will be filed with the Securities and Exchange Commission promptly after the offering of that series of preferred stock.

The particular terms of any series of preferred stock being offered by us under this shelf registration will be described in the prospectus supplement relating to that series of preferred stock. If so indicated in the prospectus supplement relating to a particular series of preferred stock, the terms of any such series of preferred stock may differ from the terms set forth below. The terms of the preferred stock may include:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•
the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•
the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•
the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•
any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.

The transfer agent and registrar for the preferred stock will be identified in the applicable prospectus supplement.

Option Plans

The Abraxas Petroleum Corporation 2005 Employee Long-Term Incentive Plan, or LTIP, authorizes us to grant incentive stock options, non-qualified stock options and shares of restricted stock to our executive officers, as well as to all of our employees.  Option grants generally have a term of 10 years and vest in equal increments over 4 years.  Restricted stock grants vest in accordance with each individual grant agreement.  Vesting is accelerated in certain events such as a change of control.  A total of 9,200,000 shares of Abraxas common stock are currently reserved under the LTIP, subject to adjustment following certain events, such as stock splits.

Pursuant to Abraxas Petroleum’s 2005 Director Plan, we also grant non-qualified stock options and restricted stock to non-employee directors.  This plan is administered by our compensation committee and provides that each year, at the first regular meeting of the board of directors immediately following our annual stockholder’s meeting, each non-employee director shall be granted or issued awards of 12,000 shares of our common stock, for participation in board and committee meetings during the previous calendar year.

The compensation committee also administers our 1993 Key Contributor Stock Option Plan, 1994 Long Term Incentive Plan, Directors Restricted Share Plan and Director Stock Option Plan, each of which is now expired, but under which we previously granted restricted stock, incentive stock options and non-qualified stock options as permitted by such plans.

The following table sets forth the number of options issued and outstanding, the amount of those options outstanding that are fully vested and the average exercise price per share of such options under the LTIP, the 2005 Director Plan, 1993 Key Contributor Stock Option Plan, 1994 Long Term Incentive Plan, Directors Restricted Share Plan and Director Stock Option Plan, as of December 31, 2012, as well as pursuant to the individual option agreements:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,902,467	$2.76	4,456,851
Equity compensation plans not approved by security holders	90,000	$2.64	―

Rights Plan

On March 16, 2010, we adopted a Tax Benefits Preservation Plan (the “Tax Benefits Preservation Plan”) and declared a dividend of one preferred share purchase right for each outstanding share of our common stock. The terms of the preferred stock purchase  rights and the Tax Benefits Preservation Plan are set forth in a Rights Agreement, by and between Abraxas and American Stock Transfer & Trust Company, LLC, as Rights Agent, dated as of March 16, 2010.

This summary of the preferred share purchase rights provides only a general description of the Tax Benefits Preservation Plan, and thus, should be read together with the entire Tax Benefits Preservation Plan, which has been incorporated by reference herein.

We adopted the Tax Benefits Preservation Plan in an effort to protect stockholder value by attempting to protect against a possible limitation on our ability to use our net operating loss carryforwards (the “NOLs”) to reduce potential future federal income tax obligations. We have experienced and continue to experience substantial operating losses, and under the Internal Revenue Code and rules promulgated by the Internal Revenue Service, we may “carry forward” these losses in certain circumstances to offset any current and future earnings and thus reduce our federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, we believe that we will be able to carry forward a significant amount of NOLs, and therefore these NOLs could be a substantial asset to us. However, if we experience an “Ownership Change,” as defined in Section 382 of the Internal Revenue Code, our ability to use the NOLs will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of that asset.

The Tax Benefits Preservation Plan is intended to act as a deterrent to any person or group acquiring 4.9% or more of our outstanding common stock (an “Acquiring Person”) without our approval. Stockholders who owned 4.9% or more of our outstanding common stock as of the close of business on March 16, 2010 will not trigger the Tax Benefits Preservation Plan so long as they do not (i) acquire any additional shares of common stock or (ii) fall under 4.9% ownership of common stock and then re−acquire 4.9% or more of the common stock. The Tax Benefits Preservation Plan does not exempt any future acquisitions of common stock by such persons. Any rights held by an Acquiring Person are null and void and may not be exercised. We may, in our sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Tax Benefits Preservation Plan.

The Preferred Stock Purchase Rights. We authorized the issuance of one preferred stock purchase right per each outstanding share of our common stock payable to our stockholders of record as of March 16, 2010. Subject to the terms, provisions and conditions of the Tax Benefits Preservation Plan, if the preferred stock purchase rights become exercisable, each preferred stock purchase right would initially represent the right to purchase from us one one−thousandth of a share of our Series 2010 Junior Participating Preferred Stock (“Series 2010 Preferred Stock”) for a purchase price of $7.00 (the “Purchase Price”) . If issued, each fractional share of Series 2010 Junior Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. However, prior to exercise, a preferred stock purchase right does not give its holder any rights as a stockholder  including, without limitation any dividend, voting or liquidation rights.

Series 2010 Preferred Stock Provisions. Each one one-thousandth of a share of Series 2010 Preferred Stock, if issued: (1) will not be redeemable; (2) will entitle holders to quarterly dividend payments of $0.01 per one one-thousandth of a share of Series 2010 Preferred Stock, or an amount equal to the dividend paid on one share of common stock, whichever is greater, if, as and when declared by our board of directors out of funds legally available therefor; (3) will entitle holders upon liquidation either to receive $1.00 per one one-thousandth of a share of Series 2010 Preferred Stock or an amount equal to the payment made on one share of common stock, whichever is greater; (4) will have the same voting power as one share of common stock; and (5) if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock. The value of one one-thousandth interest in a Preferred Share should approximate the value of one share of common stock.

Exercisability. The preferred stock purchase rights will not be exercisable until the earlier of (i) 10 business days after a public announcement by us that a person or group has become an Acquiring Person and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group for 4.9% of the common stock.

We refer to the date that the preferred stock purchase rights become exercisable as the “Distribution Date.” Until the Distribution Date, our common stock certificates will evidence the preferred stock purchase rights and will contain a notation to that effect. Any transfer of shares of common stock prior to the Distribution Date will constitute a transfer of the associated  preferred stock purchase rights. After the Distribution Date, the preferred stock purchase rights may be transferred other than in connection with the transfer of the underlying shares of common stock.

After the Distribution Date, each holder of a preferred stock purchase right, other than  preferred stock purchase rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a  preferred stock purchase right and payment of the Purchase Price, that number of shares of common stock having a market value at the time of exercise of two times the Purchase Price.

Exchange. After the Distribution Date, we may exchange the  preferred stock purchase rights (other than  preferred stock purchase rights owned by an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of common stock, or a fractional share of Series 2010 Preferred Stock (or of a share of a similar class or series of our preferred stock having similar rights, preferences and privileges) of equivalent value, per  preferred stock purchase right (subject to adjustment).

Expiration. The  preferred stock purchase rights and the Tax Benefits Preservation Plan will expire on the earliest of (i) March 16, 2015, (ii) the time at which the  preferred stock purchase rights are redeemed pursuant to the Rights Agreement, (iii) the time at which the  preferred stock purchase rights are exchanged pursuant to the Rights Agreement, (iv) the repeal of Section 382 of the Code or any successor statute if we determine that the Rights Agreement is no longer necessary for the preservation of NOLs and (v) the beginning of a taxable year in which we determine that no NOLs may be carried forward.

Redemption. At any time prior to the time an Acquiring Person becomes such, we may redeem the  preferred stock purchase rights in whole, but not in part, at a price of $0.01 per  preferred stock purchase right (the “Redemption Price”). The redemption of the  preferred stock purchase rights may be made effective at such time, on such basis and with such conditions as we in our sole discretion may establish. Immediately upon any redemption of the  preferred stock purchase rights, the right to exercise the  preferred stock purchase rights will terminate and the only right of the holders of  preferred stock purchase rights will be to receive the Redemption Price.

Anti−Dilution Provisions. We may adjust the purchase price of the shares of Series 2010 Preferred Stock, the number of shares Series 2010 Preferred Stock issuable and the number of outstanding  preferred stock purchase rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the shares of Series 2010 Preferred Stock or our common stock. No adjustments to the purchase price of less than 1% will be made.

Amendments. Before the Distribution Date, we may amend or supplement the Tax Benefits Preservation Plan without the consent of the holders of the  preferred stock purchase rights. After the Distribution Date, we may amend or supplement the Tax Benefits Preservation Plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Tax Benefits Preservation Plan, but only to the extent that those changes do not impair or adversely affect any holder of preferred stock purchase rights.

The preferred stock purchase rights have certain anti-takeover effects. The  preferred stock purchase rights will cause substantial dilution to a person or group who attempts to acquire us on terms not approved by us. The  preferred stock purchase rights should not interfere with any merger or other business combination approved by us since we may redeem the preferred stock purchase rights at $0.01 per  preferred stock purchase right at any time until the date on which a person or group has become an Acquiring Person.

Anti-takeover Effects of Certain Provisions of the Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws provide for the board of directors to be divided into three classes of directors serving staggered three-year terms.  As a result, approximately one-third of the board of directors will be elected each year.  The articles of incorporation and bylaws provide that the board of directors will consist of not less than three or more than twelve members, with the exact number to be determined from time to time by the affirmative vote of a majority of directors then in office.  The board of directors, and not the stockholders, has the authority to determine the number of directors.  This provision could prevent any stockholder from obtaining majority representation on the Abraxas board by enlarging the board of directors and by filling the new directorships with the stockholder’s own nominees.  In addition, directors may be removed by the stockholders only for cause.

Our articles of incorporation and bylaws provide that special meetings of our stockholders may be called only by the Chairman of the board, the President or a majority of the members of the board of directors.  This provision may make it more difficult for stockholders to take actions opposed by the board of directors.

Our articles of incorporation and bylaws provide that any action required to be taken or which may be taken by holders of our common stock must be effected at a duly called annual or special meeting of such holders, and may not be taken by any written consent of such stockholders.  These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the persons set forth above.  The provisions of the articles of incorporation and bylaws prohibiting stockholder action by written consent could prevent the holders of a majority of the voting power of Abraxas from using the written consent procedure to take stockholder action and taking action by consent without giving all of our stockholders entitled to vote on a proposed action the opportunity to participate in determining such proposed action.

Anti-Takeover Statutes

Chapter 78 of the Nevada Revised Statutes, which we refer to as the Nevada Law, contains two provisions, described below as “Combination Provisions” and the “Control Share Act,” that may make the unsolicited or hostile attempts to acquire control of a corporation through certain types of transactions more difficult.

Restrictions on Certain Combinations between Nevada Resident Corporations and Interested Stockholders

The Combination Provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Law include provisions prohibiting certain business combinations (generally defined to include certain mergers, disposition of assets transactions, and share issuance or transfer transactions) between a resident domestic corporation and an interested stockholder (generally defined to be the beneficial owner of 10% or more of the voting power of the outstanding shares of the resident domestic corporation or certain of its affiliates) with certain statutory exceptions under the Nevada law.  The Combination Provisions apply unless the corporation elects against their application in its original articles of incorporation or an amendment thereto or timely elected against their application in its bylaws no later than October 31, 1991.  Our articles of incorporation and bylaws do not currently contain a provision rendering the Combination Provisions inapplicable.

Nevada Control Share Act

Nevada Revised Statutes 78.378 through 78.3793, inclusive, which we refer to as the Control Share Act, imposes procedural hurdles on and curtails greenmail practices of corporate raiders.  The Control Share Act temporarily disenfranchises the voting power of control shares of a person or group (“acquiring person”) purchasing a controlling interest in an issuing corporation not opting out of the Control Share Act.  In this regard, the Control Share Act will apply to an “issuing corporation” unless, before an acquisition is made, the articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest provide that it is inapplicable.  Our articles of incorporation and bylaws do not currently contain a provision rendering the Control Share Act inapplicable.

Under the Control Share Act, an issuing corporation is a corporation organized in Nevada which has 200 or more stockholders, at least 100 of whom are stockholders of record and have addresses in Nevada, and which does business in Nevada directly or through an affiliated company.  Our articles of incorporation and bylaws at the time of the occurrence of a transaction governed by the Control Share Act (assuming that our articles of incorporation or bylaws have not theretofore been amended to include an opting out provision) would determine whether the Control Share Act is applicable.

The Control Share Act requires an acquiring person to take certain procedural steps before such acquiring person can obtain the full voting power of the control shares.  Control shares are the shares of a corporation (1) acquired or offered to be acquired which will enable the acquiring person to own a controlling interest, and (2) acquired within 90 days immediately preceding that date.  A controlling interest is defined as the ownership of outstanding voting shares which would enable the acquiring person to exercise certain threshold amounts (beginning with one-fifth) of all voting power of the corporation.  The acquiring person may not vote any control shares without first obtaining approval from the stockholders not characterized as “interested stockholders” (as defined below).

To obtain voting rights in control shares, the acquiring person may deliver a statement at the registered office of the issuer (“Offeror’s Statement”) setting forth certain information about the acquisition or intended acquisition of stock.  The Offeror’s Statement may also request a special meeting of stockholders to determine the voting rights to be accorded to the acquiring person.  If the acquiring person undertakes to pay the expense of a special meeting, then a special stockholders’ meeting shall be held at the acquiring person’s expense within 30 to 50 days after the Offeror’s Statement is filed.  If a special meeting is not requested by the acquiring person, the matter will be addressed at the next regular or special meeting of stockholders.

At the special or annual meeting at which the issue of voting rights of control shares will be addressed, interested stockholders may not vote on the question of granting voting rights to control the corporation or its parent unless the articles of incorporation of the issuing corporation provide otherwise.  Our articles of incorporation do not currently contain a provision allowing for such voting power.

If full voting power is granted to the acquiring person by the disinterested stockholders, and the acquiring person has acquired control shares with a majority or more of the voting power, then (unless otherwise provided in the articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest) all stockholders of record, other than the acquiring person, who have not voted in favor of authorizing voting rights for the control shares, must be sent a “dissenter’s notice” advising them of the fact and of their right to receive fair value for their shares pursuant to Sections 92A.300 through 92A.500 of the Nevada Law.  Our articles of incorporation and bylaws do not provide otherwise.

The Control Share Act permits a corporation to redeem the control shares in the following two instances, if so provided in the articles of incorporation or bylaws of the corporation in effect on the tenth day following the acquisition of a controlling interest: (1) if the acquiring person fails to deliver the Offeror’s Statement to the corporation within 10 days after the acquiring person’s acquisition of the control shares; or (2) an Offeror’s Statement is delivered, but the control shares are not accorded full voting rights by the stockholders.  Our articles of incorporation and bylaws do not address this matter.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities.  We may issue warrants independently or together with any offered securities.  The warrants may be attached to or separate from those offered securities.  We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants.  These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. We will file the warrants and any warrant agreement relating to any warrants  with the Securities and Exchange Commission, and incorporate them by reference as an exhibit to, or incorporated by reference in,  the registration statement of which this prospectus is a part on or before the time we issue any warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. We will file the depositary receipts and any depositary agreement relating to any depositary shares with the Securities and Exchange Commission, and incorporate them by reference as an exhibit to, or incorporated by reference in,  the registration statement of which this prospectus is a part on or before the time we issue any depositary shares.

Description of Depositary Shares

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us to be the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be issued to those persons who purchase the fractional interests in the preferred stock underlying the depositary shares, in accordance with the terms of the offering. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that may be filed as exhibits to, or incorporated by reference in, the registration statement in the event we issue depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to that preferred stock in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding, and all rights of the holders of those depositary shares will cease, except the right to receive any money, securities, or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares underlying that preferred stock. Each record holder of those depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock underlying that holder’s depositary shares. The depositary will try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be payable by such holders.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of its appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

Miscellaneous

The depositary will forward to holders of depository receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to the performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities that are being registered hereunder. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of such subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of subscription rights will be issued under a separate subscription rights agreement which we will enter into with a bank or trust company, as subscription rights agent, all as set forth in the applicable prospectus supplement. The subscription rights agent will act solely as our agent in connection with the certificates relating to the subscription rights and will not assume any obligation or relationship of agency or trust with any holders of subscription rights certificates or beneficial owners of subscription rights. We will file the subscription rights agreement and the subscription rights certificates relating to each series of subscription rights with the Securities and Exchange Commission, and incorporate them by reference as an exhibit to, or incorporated by reference in,  the registration statement of which this prospectus is a part on or before the time we issue a series of subscription rights.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the date of determining the stockholders entitled to the subscription rights distribution;

•	the number of subscription rights issued or to be issued to each stockholder;

•	the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the subscription rights;

•	the number and terms of the shares of debt securities, preferred stock, common stock or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	the date on which the holder’s ability to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such subscription rights; and

•	any other terms of the subscription rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the subscription rights.

The description in the applicable prospectus supplement of any subscription rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the Securities and Exchange Commission.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock, depositary shares or warrants or any combination of such securities, including guarantees of any securities. We will file the unit certificates and any units  agreement relating to any units  with the Securities and Exchange Commission, and incorporate them by reference as an exhibit to, or incorporated by reference in,  the registration statement of which this prospectus is a part on or before the time we issue any units.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•
the terms of the units and of any of the debt securities, common stock, preferred stock, depositary shares, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	any material United States federal income tax consequences; and

•	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

PLAN OF DISTRIBUTION

We may sell securities pursuant to this prospectus (a) through underwriters or dealers, (b) through agents, (c) directly to one or more purchasers, including our affiliates or stockholders in a rights offering or (d) through a combination of any such methods of sale.  The prospectus supplement relating to any offering of securities may include the following information:

•	the terms of the offer;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sales Through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own accounts.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.  The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market.  These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.  The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market.  If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals.  They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.  Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell securities as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed an underwriter, as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”), of the securities offered and sold. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly.  In this case, no underwriters or agents would be involved.  We may sell securities upon the exercise of subscription rights that we may issue to our security holders which may or may not be transferable.  In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed securities directly to third parties or we may engage underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities.  We may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.  In addition, sales not covered by this prospectus may also be made pursuant to Rule 144 or another applicable exemption under the Securities Act.

We may sell the securities through agents we designate from time to time.  Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

“At the Market” Offering

We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach an agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the New York Stock Exchange, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet (sometimes referred to as the “world wide web”) or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used. Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

Market Making, Stabilization and Other Transactions

Each series of securities offered by this prospectus may be a new issue of securities with no established trading market.  Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.  Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions.  Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.  Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions.  These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act.  Any underwriters or agents will be identified and their compensation described in a prospectus supplement.  We may indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities.  Our underwriters, dealers, and agents, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.

The place and time of delivery for the securities will be set forth in the accompanying prospectus supplement for such securities.

LEGAL MATTERS

Certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon by Jackson Walker L.L.P., San Antonio, Texas.  Underwriters, dealers and agents, if any, whom we identify in a prospectus supplement, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.

EXPERTS

The financial statements as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The historical reserve information prepared by DeGolyer and MacNaughton included or incorporated by reference in this prospectus has been included herein in reliance upon the authority of such firm as experts with respect to matters contained in such reserve reports.

GLOSSARY OF TERMS

Unless otherwise indicated in this prospectus, gas volumes are stated at the legal pressure base of the State or area in which the reserves are located at 60 degrees Fahrenheit.  Gas equivalents are determined using the ratio of six Mcf of gas to one barrel of oil, condensate or NGLs.

The following definitions shall apply to the technical terms used in this prospectus.

Terms used to describe quantities of oil and gas

“Bbl” – barrel or barrels.

“Bcf” – billion cubic feet of gas.

“Bcfe” – billion cubic feet of gas equivalent.

“Boe” – barrels of oil equivalent.

“Boepd” – barrels of oil equivalent per day

“MBbl” – thousand barrels.

“MBoe” – thousand barrels of oil equivalent

“Mcf” – thousand cubic feet of gas.

“Mcfe” – thousand cubic feet of gas equivalent.

“MMBbls” – million barrels.

“MMbtu” – million British Thermal Units.

“MMcf” – million cubic feet of gas.

“MMcfe” – million cubic feet of gas equivalent.

“MMcfepd” – million cubic feet of gas equivalent per day.

“MMcfpd” – million cubic feet of gas per day.

Terms used to describe our interests in wells and acreage

“Developed acreage” means acreage which consists of acres spaced or assignable to productive wells.

“Gross” oil and gas wells or “gross” wells or acres are the number of wells or acres in which we have an interest.

“Net” oil and gas wells or “net” acres are determined by multiplying “gross” wells or acres by our working interest in such wells or acres.

“Productive” well means an exploratory or a development well that is not a dry hole.

“Undeveloped acreage” means leased acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas, regardless of whether or not such acreage contains proved reserves.

Terms used to assign a present value to or to classify our reserves

“Proved reserves” or “reserves” means oil and gas, condensate and NGLs on a net revenue interest basis, found to be commercially recoverable.

“Proved undeveloped reserves” includes those proved reserves expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

“PV-10” means estimated future net revenue, discounted at a rate of 10% per annum, before income taxes and with no price or cost escalation or de-escalation in accordance with guidelines promulgated by the SEC.

“Standardized Measure” means estimated future net revenue, discounted at a rate of 10% per annum, after income taxes and with no price or cost escalation, calculated in accordance with Statement of Financial Accounting Standards No. 69 “Disclosures About Oil and Gas Producing Activities.”

Terms used to describe costs

“DD&A” means depletion, depreciation and amortization.

“LOE” means lease operating expenses and production taxes.

Terms used to describe types of wells

“Development well” means a well drilled within the proved area of oil or gas reservoir to the depth of stratigraphic horizon (rock layer or formation) known to be productive for the purpose of extraction of proved oil and gas reserves.

“Dry hole” means an exploratory or development well found to be incapable of producing either oil or gas in sufficient quantities to justify completion as an oil and gas well.

“Exploratory well” means a well drilled to find and produce oil and gas in an unproved area, to find a new reservoir in a field previously found to be producing oil and gas in another reservoir, or to extend a known reservoir.

“Productive wells” mean producing wells and wells capable of production.

“Service well” is a well used for water injection in secondary recovery projects or for the disposal of produced water.

Other terms

“NGL” means natural gas liquid.

        “NYMEX” means the New York Mercantile Exchange.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following statement sets forth the estimated amounts of expenses, other than underwriting discounts, to be borne by us in connection with the offering described in this Registration Statement:

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$27,280
Legal Fees and Expenses	[1]
Accounting Fees and Expenses	[1]
Printing Expenses	[1]
Blue Sky Fees and Expenses	[1]
Trustee, Transfer Agent, and Registrar Fees and Expenses	[1]
Rating Agency Fees and Expenses	[1]
Miscellaneous	[1]
Total	[1]

[1]	These fees and expenses depend upon the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls unless there is a provision in the corporation’s articles of incorporation or an amendment to Abraxas’ Articles of Incorporation which were to provide for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe the conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of an action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Amended and Restated Bylaws of Abraxas provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of Abraxas incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by Abraxas as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by Abraxas.

Abraxas has a contract for insurance coverage under which Abraxas and certain Covered Persons (including the directors and officers of Abraxas) are covered under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such Covered Persons. In addition, Abraxas has entered into indemnification agreements with its directors and officers that require Abraxas to indemnify such directors and officers to the fullest extent permitted by applicable provisions of Nevada law, subject to amounts paid by insurance. The above-described provisions of the Nevada Law relating to the indemnification of directors and officers do not prohibit the indemnification of such persons in certain circumstances against liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Our articles of incorporation contain a provision that eliminates the personal monetary liability of directors and officers to us and our stockholders for a breach of fiduciary duties to the extent currently allowed under the Nevada Law.  To the extent certain claims against directors or officers are limited to equitable remedies, this provision of our articles of incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors or officers for breach of their duty of care.  Additionally, equitable remedies may not be effective in many situations.  If a stockholder’s only remedy is to enjoin the completion of the board of director’s action, this remedy would be ineffective if the stockholder did not become aware of a transaction or event until after it had been completed.  In such a situation, it is possible that we and our stockholders would have no effective remedy against the directors or officers.

Item 16.  Exhibits

The following Exhibits either are filed as part of this registration statement or incorporated by reference to documents previously filed or will be filed by amendment.  Exhibit numbers correspond to the exhibits required by Item 601 of Regulation S-K.

Number	Description
**1.1	Form of Equity Underwriting Agreement.
**1.2	Form of Debt Underwriting Agreement.
3.1	Articles of Incorporation of Abraxas. (Filed as Exhibit 3.1 to Abraxas’ Registration Statement on Form S-4, No. 33-36565 (the “S-4 Registration Statement”)).
3.2	Articles of Amendment to the Articles of Incorporation of Abraxas dated October 22, 1990. (Filed as Exhibit 3.3 to the S-4 Registration Statement).
3.3	Articles of Amendment to the Articles of Incorporation of Abraxas dated December 18, 1990. (Filed as Exhibit 3.4 to the S-4 Registration Statement).
3.4
Articles of Amendment to the Articles of Incorporation of Abraxas dated June 8, 1995.  (Filed as Exhibit 3.4 to Abraxas’ Registration Statement on Form S-3, No. 333-00398 (the “S-3 Registration Statement”)).

3.5	Articles of Amendment to the Articles of Incorporation of Abraxas dated as of August 12, 2000. (Filed as Exhibit 3.5 to Abraxas’ Annual Report of Form 10-K filed April 2, 2001).
3.6	Certificate of Correction dated February 24, 2011. (Filed as Exhibit 3.6 to Abraxas’ Annual Report on Form 10-K filed on March 15, 2012).
3.7	Amended and Restated Bylaws of Abraxas. (Filed as Exhibit 3.1 to Abraxas’ Current Report on Form 8-K filed November 17, 2008).
3.8	Certificate of Designation of Series 2010 Junior Participating Preferred Stock. (Filed as Exhibit 3.1 to Abraxas’ Current Report on Form 8-k filed on March 17, 2010).
4.1	Specimen Common Stock Certificate of Abraxas. (Filed as Exhibit 4.1 to the S-4 Registration Statement).

4.2		Specimen Preferred Stock Certificate of Abraxas. (Filed as Exhibit 4.2 to Abraxas’ Annual Report on Form 10-K filed on March 31, 1995).
*4.3		Form of Senior Indenture.
*4.4		Form of Subordinated Indenture.
4.5
Rights Agreement dated March 17, 2010 by and between Abraxas and American Stock Transfer and Trust Company.  (Filed as Exhibit 4.1 to Abraxas’ Registration Statement on Form 8-A filed on March 17, 2010).

**4.6		Form of Warrant Agreement including form of Warrant.
**4.7		Form of Subscription Rights Agreement including form of Subscription Rights Certificate.
**4.8		Form of Senior Debt Security.
**4.9		Form of Subordinated Debt Security.
**4.10		Form of Guarantee.
**4.11		Form of Units Agreement including form of Unit Certificate.
**4.12		Form of Depositary Agreement including form of Depositary Receipt.
*5.1		Opinion of Jackson Walker L.L.P.
12.1		Statement regarding Computation of Ratio of Earnings to Fixed Changes. (Previously filed).
*23.1		Consent of BDO USA, LLP.
23.2		Consent of DeGolyer and MacNaughton (Previously filed).
*23.3		Consent of Jackson Walker L.L.P. (Filed with Exhibit 5.1).
24.1		Power of Attorney of Harold D. Carter (Previously filed).
24.2		Power of Attorney of Ralph F. Cox (Previously filed) .
24.3		Power of Attorney of W. Dean Karrash (Previously filed)
24.4		Power of Attorney of Dennis E. Logue (Previously filed) .
24.5		Power of Attorney of Brian L. Melton (Previously filed).
24.6		Power of Attorney of Paul A. Powell, Jr (Previously filed) .
24.7		Power of Attorney of Edward P. Russell (Previously filed).
*25.1		Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 for the Senior Indenture.
*25.2	*2	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 for the Subordinated Indenture.
________________

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K or other periodic report of the registrant in connection with the issuance of the securities.

Item 17.  Undertakings

The undersigned registrants hereby undertake:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (other than as provided in the proviso and instructions to Item 512(a) of Regulation S-K):  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (ii) and (iii) of this section do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:  (i) if the registrants are relying on Rule 430B:  (A) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or (ii) if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and (iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of each registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)  (i)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

  (ii)        For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)           The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)2 of the Act.

(9)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on May 30, 2013 .

ABRAXAS PETROLEUM CORPORATION
(Registrant)

By:	/s/ Robert L. G. Watson
Robert L. G. Watson, Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Name and Title	Date
/s/ Robert L. G. Watson Robert L. G. Watson	Chairman of the Board, President and Chief Executive Officer, (Principal Executive Officer) and Director	May 30, 2013
/s/ Geoffrey R. King Geoffrey R. King	Vice President and Chief Financial Officer (Principal Financial Officer)	May 30, 2013
/s/ G. William Krog, Jr. G. William Krog, Jr.	Chief Accounting Officer (Principal Accounting Officer)	May 30, 2013
* Harold D. Carter	Director	May 30, 2013
* Ralph F. Cox	Director	May 30, 2013
* W. Dean Karrash	Director	May 30, 2013
* Dennis E. Logue	Director	May 30, 2013
* Brian L. Melton	Director	May 30, 2013
* Paul A. Powell, Jr.	Director	May 30, 2013
* Edward P. Russell	Director	May 30, 2013

* By:	/s/ Geoffrey R. King
Geoffrey R. King
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on May 30, 2013.

ABRAXAS PROPERTIES INCORPORATED

By:  /s/ Robert L.G. Watson
Robert L.G. Watson
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Name and Title	Date
/s/ Robert L.G. Watson Robert L.G. Watson	President (Principal Executive Officer) and Director of Abraxas Properties Incorporated	May 30, 2013
/s/ Geoffrey R. King Geoffrey R. King	Vice President (Principal Financial Officer) and Director of Abraxas Properties Incorporated	May 30, 2013
/s/ Stephen T. Wendel Stephen T. Wendel	Secretary and Director of Abraxas Properties Incorporated	May 30, 2013
/s/ G. William Krog, Jr. G. William Krog, Jr.	Chief Accounting Officer (Principal Accounting Officer)	May 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on May 30, 2013.

SANDIA OPERATING CORP.

By:  /s/ Robert L.G. Watson
Robert L.G. Watson
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Name and Title	Date
/s/ Robert L.G. Watson Robert L.G. Watson	President (Principal Executive Officer) and Director	May 30, 2013
/s/ Geoffrey R. King Geoffrey R. King	Vice President (Principal Financial Officer) and Director	May 30, 2013
/s/ Stephen T. Wendel Stephen T. Wendel	Secretary and Director	May 30, 2013
/s/ G. William Krog, Jr. G. William Krog, Jr.	Chief Accounting Officer (Principal Accounting Officer)	May 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on May 30,  2013.

RAVEN DRILLING, LLC

By:  /s/ Robert L.G. Watson
Robert L.G. Watson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Name and Title	Date
/s/ Robert L.G. Watson Robert L.G. Watson	President (Principal Executive Officer) and Director	May 30, 2013
/s/ Geoffrey R. King Geoffrey R. King	Vice President (Principal Financial Officer) and Director	May 30, 2013
/s/ Stephen T. Wendel Stephen T. Wendel	Secretary and Director	May 30, 2013
/s/ G. William Krog, Jr. G. William Krog, Jr.	Chief Accounting Officer (Principal Accounting Officer)	May 30, 2013

EXHIBIT INDEX

Exhibit
Number                 Description

**1.1	Form of Equity Underwriting Agreement.

**1.2	Form of Debt Underwriting Agreement.

3.1	Articles of Incorporation of Abraxas. (Filed as Exhibit 3.1 to Abraxas’ Registration Statement on Form S-4, No. 33-36565 (the “S-4 Registration Statement”)).

3.2	Articles of Amendment to the Articles of Incorporation of Abraxas dated October 22, 1990. (Filed as Exhibit 3.3 to the S-4 Registration Statement).

3.3	Articles of Amendment to the Articles of Incorporation of Abraxas dated December 18, 1990. (Filed as Exhibit 3.4 to the S-4 Registration Statement).

3.4
Articles of Amendment to the Articles of Incorporation of Abraxas dated June 8, 1995.  (Filed as Exhibit 3.4 to Abraxas’ Registration Statement on Form S-3, No. 333-00398 (the “S-3 Registration Statement”)).

3.5	Articles of Amendment to the Articles of Incorporation of Abraxas dated as of August 12, 2000. (Filed as Exhibit 3.5 to Abraxas’ Annual Report on Form 10-K filed April 2, 2001).

3.6	Certificate of Correction dated February 24, 2011. (Filed as Exhibit 3.6 to Abraxas’ Annual Report on Form 10-K filed March 15, 2012).

3.7	Amended and Restated Bylaws of Abraxas. (Filed as Exhibit 3.1 to Abraxas’ Current Report on Form 8-K filed November 17, 2008).

3.8	Certificate of Designation of Series 2010 Junior Participating Preferred Stock. (Filed as Exhibit 3.1 to Abraxas’ Current Report on Form 8-K filed on March 17, 2010).

4.1	Specimen Common Stock Certificate of Abraxas. (Filed as Exhibit 4.1 to the S-4 Registration Statement).

4.2	Specimen Preferred Stock Certificate of Abraxas. (Filed as Exhibit 4.2 to Abraxas’ Annual Report on Form 10-K filed on March 31, 1995).

*4.3	Form of Senior Indenture.

*4.4	Form of Subordinated Indenture.

4.5
Rights Agreement dated March 17, 2010 by and between Abraxas and American Stock Transfer and Trust Company.  (Filed as Exhibit 4.1 to Abraxas’ Registration Statement on Form 8-A filed on March 17, 2010).

**4.6	Form of Warrant Agreement including form of Warrant.

**4.7	Form of Subscription Rights Agreement including form of Subscription Rights Certificate.

**4.8	Form of Senior Debt Security.

**4.9	Form of Subordinated Debt Security.

**4.10	Form of Guarantee.

**4.11	Form of Units Agreement including form of Unit Certificate.

**4.12	Form of Depositary Agreement including form of Depositary Receipt.

*5.1	Opinion of Jackson Walker L.L.P.

Exhibit
Number                 Description

12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges (Previously filed).

*23.1	Consent of BDO USA, LLP.

23.2	Consent of DeGolyer and MacNaughton (Previously filed).

*23.3	Consent of Jackson Walker L.L.P. (Filed with Exhibit 5.1).

24.1	Power of Attorney of Harold D. Carter (Previously filed).

24.2	Power of Attorney of Ralph F. Cox (Previously filed).

24.3	Power of Attorney of W. Dean Karrash (Previously filed).

24.4	Power of Attorney of Dennis E. Logue (Previously filed).

24.5	Power of Attorney of Brian L. Melton (Previously filed).

24.6	Power of Attorney of Paul A. Powell, Jr (Previously filed).

24.7	Power of Attorney of Edward P. Russell (Previously filed).

*25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 for the Senior Indenture.

*25.2	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 for the Subordinated Indenture.

___________

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K or other periodic report of the registrant in connection with the issuance of the securities.